EXHIBIT 99.2

PRESS RELEASE

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

Bill Higgins Elected as CEO and Director of

CIRCOR International, Inc.

Burlington, MA, February 20, 2008

CIRCOR International, Inc. (NYSE:CIR) today announced that, as previously anticipated, A. William (“Bill”) Higgins has been elected to succeed David A. Bloss, Sr. as Chief Executive Officer of the Company upon Mr. Bloss’ March 1, 2008 retirement. Mr. Bloss will continue as Chairman of the Board. The Company also announced that its Board of Directors has expanded the size of the Board from seven to eight members and that Mr. Higgins has been elected to the Company’s Board of Directors as a Class III director. CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluid safely and efficiently in the instrumentation, fluid regulation and petrochemical markets. CIRCOR’s executive headquarters is located at 25 Corporate Drive, Burlington, MA 01803. The Company can be found on the World Wide Web at www.circor.com.